UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.	Shareholder Director Nominations.

On March 21, 2017, the Board of Directors of Mitel Networks Corporation (the “Company) established Tuesday, April 25, 2017 as the date of the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”) and Tuesday, March 21, 2017 as the record date for determining beneficial ownership and shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting. The 2017 Annual Meeting will be held at 10:00 a.m., Ottawa Time, at The Brookstreet Hotel, 525 Legget Drive, Ottawa, Ontario, Canada K2K 2W2.

The date of the Company’s 2017 Annual Meeting has been changed by more than 30 calendar days from the anniversary of the Company’s 2016 annual meeting of shareholders. Accordingly, the Company is providing notice that shareholders of the Company who wish to have any shareholder proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting, including any shareholder proposal which includes nominees for director, as permitted under the Canada Business Corporations Act (the “CBCA”), the Company’s governing statute, and any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such shareholder proposal, including any notice on Schedule 14N, is received by the Company’s General Counsel & Corporate Secretary at 350 Legget Ottawa, Ontario, Canada K2K 2W7 on or before the close of business on Monday, March 27, 2017 (which is the deadline for submitting shareholder proposals under the CBCA). Any shareholder proposal received after Monday, March 27, 2017 will be considered untimely and will not be included in the Company’s proxy materials for the 2017 Annual Meeting nor will it be considered at the 2017 Annual Meeting. Any such shareholder proposal must comply with applicable Canadian law and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

The Company plans to file with the SEC and make its proxy materials available on its website on or about Monday, April 3, 2017, and advises its shareholders to read the proxy statement, as it will contain important information about proposals being voted on at the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2017

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary